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Exhibit 10.2

EXECUTION COPY

STOCKHOLDER AGREEMENT
Between
REGAL ENTERTAINMENT GROUP,
and
HUSH HOLDINGS U.S. INC.
Dated as of March 27, 2003

STOCKHOLDER AGREEMENT

        This STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of March 27, 2003, by and among Regal Entertainment Group, a Delaware corporation (the "Company") and HUSH Holdings U.S. Inc., a Delaware corporation (the "Holder").

RECITALS

        WHEREAS, pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of February 3, 2003, by and among the Company, the Holder and Hoyts Cinemas Corporation, a Delaware corporation ("Hoyts"), the Holder has agreed to sell and the Company has agreed to purchase all of the issued and outstanding shares of the capital stock of Hoyts, in exchange for cash and 4,761,904 shares (the "Holder Stock") of Class A Common Stock (as defined below) of the Company under the terms and subject to the conditions of the Stock Purchase Agreement;

        WHEREAS, the Company has granted registration rights to certain existing stockholders pursuant to that certain Amended and Restated Stockholders Agreement, dated May 14, 2002 (the "Existing Stockholders Agreement"); and

        WHEREAS, pursuant to the terms of the Stock Purchase Agreement, the Company and Holder have agreed, as a condition of their respective obligations thereunder, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Certain Definitions.    As used in this Agreement, the following terms have the meanings set forth below:

            (a)   "Act" shall mean the Securities Act of 1933, as amended.

            (b)   "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

            (c)   "Class A Common Stock" shall mean the common stock of the Company designated Class A, par value $0.001 per share.

            (d)   "Class B Common Stock" shall mean the common stock of the Company designated Class B, par value $0.001 per share.

            (e)   "Closing" has the meaning given in the Stock Purchase Agreement.

            (f)    "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

            (g)   "Company" has the meaning set forth in the preamble of this Agreement.

            (h)   "Equity Securities" shall mean any share of any class or series of capital stock of the Company and shall include the Common Stock.

            (i)    "Escrow Agreement" means that certain Stock Escrow Agreement dated March 27, 2003 by and among Regal Entertainment Group, a Delaware corporation, HUSH Holdings U.S. Inc., a Delaware corporation, and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America.

            (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same will be in effect from time to time.

            (k)   "Existing Stockholders Agreement" has the meaning set forth in the recitals to this Agreement.

            (l)    "Holder Stock" has the meaning set forth in recitals of this Agreement.

            (m)  "Holder" has the meaning set forth in the preamble of this Agreement.

            (n)   "Non-Sponsor Stockholders" has the meaning given in the Existing Stockholders Agreement".

            (o)   "Person" means a corporation, trust, limited liability company, association, partnership, joint venture, organization, business, individual, government (or subdivision thereof), governmental agency or other legal entity.

            (p)   "Pro Rata Reduction Provisions" means the pro rata reduction provisions in Sections 1.1.3 or 1.2.2 of the Existing Stockholders Agreement.

            (q)   "Rule 144" means Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

            (r)   "SEC" means the Securities and Exchange Commission or any successor thereof.

            (s)   "Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement and does not include any amendment, modification or supplement thereof after the date of this Agreement unless such is made with the prior written consent of the Holder.

            (t)    "Stockholders" means the "Stockholders" as defined in the Existing Stockholders Agreement.

            (u)   "Transfer" has the meaning given in Section 4.

        2.    Accession to Stockholders Agreement.    During the 180 day period from and after the Closing, the Company will use its reasonable best efforts to obtain such written consents from any Stockholder or other Persons as are necessary (as determined in the sole discretion of the Company) to enable the Holder to be joined to the Existing Stockholders Agreement as a Stockholder with the same rights and subject to the same obligations as those Stockholders which are Non-Sponsor Stockholders. Promptly after obtaining such consents, the Company and the Holder will execute all documentation as is necessary to so join the Holder to the Existing Stockholders Agreement.

        3.    Holdback Agreement.    If (x) at any time or times after the date hereof the Company makes an underwritten registered public offering of any of its Equity Securities under the Act (whether to be sold by it or by one or more third parties) and (y) the Holder (i) is given the opportunity to join in such registration and (ii) is able to include in such registration at least that number of shares of Common Stock as the Holder would be able to include, and on the same terms, as if it were a Stockholder party to the Existing Stockholders Agreement after operation of the Pro Rata Reductions Provisions, then, if requested by the Company or the representatives of the underwriters of Equity Securities of the Company, the Holder shall not Transfer any Equity Securities of the Company held by the Holder (other than those included in such registration, if applicable) for a period specified by the representative of the underwriters (the "Market Standoff Period"), which period shall not exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act, provided that all directors and executive officers of the Company enter into similar agreements. Notwithstanding the foregoing, if the subject registration is an underwritten primary registration in which the Holder is given the opportunity to join but because of the Pro Rata Reduction Provisions the Holder is unable to include any shares of Common Stock in such registration, then the Market Standoff Period applicable to the Holder shall be for a period not to exceed thirty (30) days following the effective date of such registration statement of the Company filed under the Act. The Holder agrees to execute and deliver such other agreements as may reasonably be requested by the Company or the underwriter to confirm the foregoing agreement. The Company may impose stop-transfer instructions with respect to the Equity Securities subject to the foregoing restrictions not to exceed the applicable Market Standoff Period. The obligations of the Holder described in this Section 3 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms. This Section 3 shall terminate and be of no further force or effect from and after the date on which the Holder is joined to the Existing Stockholders Agreement pursuant to Section 2 hereof.

        4.    Lock-Up Agreement.    Except as set forth in this Section 4 or pursuant to the terms of the Escrow Agreement, the Holder will not at any time from the date of this Agreement until the first anniversary hereof offer, sell, contract to sell, pledge or otherwise dispose of (whether with or without consideration), directly or indirectly, any shares of the Holder Stock or, enter into any transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of the Holder Stock, whether any such aforementioned transaction is to be settled by delivery of any shares of the Holder Stock, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (in any case, a "Transfer"), without, in each case, the prior written consent of the Company. Except as set forth in this Section 4 or pursuant to the terms of the Escrow Agreement, from the first anniversary of the date of this Agreement until eighteen months from the date of this Agreement, Holder will not Transfer any Holder Stock in excess of one half (1/2) of the total number of shares of Holder Stock. Notwithstanding the foregoing, subject to applicable federal and state securities laws, the Holder may (x) sell shares of the Holder Stock in an offering contemplated by, and under the terms and subject to the conditions of, Section 3 hereof or the Existing Stockholders Agreement, if applicable, (y) sell shares of Holder Stock in a private sale transaction to a single purchaser, or a group of related purchasers, provided, however, that (A) such transaction involves the transfer of not less than twenty percent (20%) of the total number of shares of the Holder Stock and (B) the transferee or transferees agree to be bound by the restrictions on Transfer set forth in this Section 4 (including, without limitation, the restriction that such transferee or transferees and the Holder will not, in the aggregate, Transfer more than one half (1/2) of the total number of Shares Holder Stock during the period from the first anniversary of the date of this Agreement until eighteen months from the date of this Agreement); or (y) in connection with a bona fide pledge for the purpose of securing a bona fide financing arrangement with any party other than an Affiliate of the Holder.

        5.    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Holder Stock to the public without registration, the Company agrees to use its reasonable best efforts to:

            (a)   make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

            (b)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time.

        6.    Miscellaneous.

            (a)    Additional Actions and Documents.    Each of the Company and the Holder hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

            (b)    Expenses.    Each of the Company and the Holder will pay its respective expenses incident to the preparation and negotiation of this Agreement.

            (c)    Assignment.    The Holder will not assign this Agreement, in whole or in part, whether by operation of law or otherwise without the prior written consent of the Company. Any purported assignment of this Agreement, or any of the rights of the Holder hereunder, by the Holder without the written consent of the Company will be null and void and of no force and effect.

            (d)    Entire Agreement; Amendment.    This Agreement, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the Company and the Holder with respect to the matters addressed herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement will be valid or binding unless set forth in writing and duly executed by the Company and the Holder. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holder.

            (e)    Waiver.    No delay or failure on the part of the Company or the Holder in exercising any right, power or privilege under this Agreement, or under any other instruments given in connection with or pursuant to this Agreement, will impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege will preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver will be valid against the Company or the Holder unless made in writing and signed by the Person against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

            (f)    Limitation on Benefit.    It is the explicit intention of the Company and the Holder that no Person or entity other than the Company and the Holder is or will be entitled to bring any action to enforce any provision of this Agreement against the Company, and the covenants, undertakings and agreements set forth in this Agreement will be solely for the benefit of, and will be enforceable only by, the Company and the Holder or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

            (g)    Binding Effect.    This Agreement will be binding upon and will inure to the benefit of the Company and the Holder and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

            (h)    Governing Law.    This Agreement, the rights and obligations of the Company and the Holder, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of Delaware (excluding the choice of law rules thereof).

            (i)    Notices, etc.    All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by the Company or any Holder to the Company or any Holder pursuant to this Agreement will be in writing and will be hand-delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, sent by FedEx or other reputable overnight courier service or transmitted by telegram, telecopy, facsimile transmission or telex, addressed as follows:

      (i)
      If to Hoyts and Holder:

        Hoyts Cinema Corporation
        One Exeter Plaza
        Boston, MA 02116
        Attention: Terry Moriarty
        Facsimile No.: (617) 646-5931

        HUSH Holdings U.S. Inc.
        c/o Consolidated Press Holdings Limited
        54-58 Park Street Sydney, NSW 2000 AUSTRALIA
        Attention: Guy Jalland
        Facsimile No.: 011-61-2-9-261-0528

        with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        Four Times Square
        New York, NY 10036
        Attention: Patricia Moran, Esq.
        Facsimile No.: (917) 777-3130

      (ii)
      If to the Company:

        Regal Entertainment Group
        7132 Regal Lane
        Knoxville, TN 37918
        Telephone: (865) 922-1123
        Facsimile No.: (865) 922-6085
        Attention: General Counsel

        with a copy to:

        Hogan & Hartson L.L.P.
        One Tabor Center
        Suite 1500
        1200 Seventeenth Street
        Denver, Colorado, 80202
        Attention: Christopher J. Walsh
        Facsimile No.: 303-899-7333

        Each of the Company and the Holder may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that will be hand-delivered, mailed, overnighted, transmitted, telecopied or telexed in the manner described above, or that will be delivered to a telegraph company, will be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

            (j)    Headings.    Article and Section headings contained in this Agreement are inserted for convenience of reference only, will not be deemed to be a part of this Agreement for any purpose, and will not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

            (k)    Execution in Counterparts.    To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it will not be necessary that the signatures of, or on behalf of, each signatory, or that the signatures of all Persons required to bind any signatory, appear on each counterpart; but it will be sufficient that the signature of, or on behalf of, each signatory appear on one or more of the counterparts. All counterparts will collectively constitute a single agreement. It will not be necessary in making proof of this agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the signatories hereto.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement effective as of the day and year first above written.

REGAL ENTERTAINMENT GROUP
By:	/s/ PETER B. BRANDOW
Name:	Peter B. Brandow
Title:	Executive Vice President, General Counsel and Secretary
HUSH HOLDINGS U.S. INC.
By:	/s/ GUY JALLAND
Name:	Guy Jalland
Title:	Vice President

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  Exhibit 10.2
STOCKHOLDER AGREEMENT Between REGAL ENTERTAINMENT GROUP, and HUSH HOLDINGS U.S. INC. Dated as of March 27, 2003
STOCKHOLDER AGREEMENT
RECITALS